EXHIBIT 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

April 15, 2020

AbbVie Biotechnology Ltd.

c/o Conyers, Dill & Pearman,

Clarendon House,

2 Church Street,

Hamilton HM 11 Bermuda

AbbVie Inc.

1 North Waukegan Road

North Chicago, Illinois 60064 United States

Attention: [***]

Dear Sir or Madam:

Re: Amendment to Development and Option Agreement between Harpoon Therapeutics, Inc. (“Harpoon”) and AbbVie Biotechnology Ltd. (“AbbVie”).

We refer to the Development and Option Agreement between Harpoon and AbbVie dated November 20, 2019, pursuant to which Harpoon granted AbbVie an option to be granted an exclusive license under Harpoon’s relevant intellectual property rights to develop and commercialize Licensed Products in the Territory (each as defined therein) (the “Development and Option Agreement”).  Each capitalized term set forth in this letter (the “Letter Agreement”) shall have the meaning given to it in the Development and Option Agreement, unless otherwise defined herein.

As you are aware from the letter sent by Harpoon to AbbVie dated [***].  In particular, and as noted in our letter, because of [***].  Following further discussion between representatives of each of Harpoon and AbbVie, the Parties have agreed to [***].

Accordingly, and in order to memorialize such understanding, the Parties hereby agree by this Letter Agreement to make the following amendment to the Development and Option Agreement:

Section 6.2.2 is hereby deleted, and replaced in its entirety with the following language:

“6.2.2.upon [***], [***]; provided that subject to Section 3.1.3, (a) if [***], but [***], this milestone payment shall be [***], and (b) if such [***] occurs on or after [***], this milestone payment shall be [***].”

Except for the foregoing amendment, the Development and Option Agreement shall remain unamended and in force in its entirety.

Each party will be responsible for and bear all of its own costs and expenses incurred in connection with the negotiation of this Letter Agreement.  This Letter Agreement shall be governed by the laws of the State of Delaware, United States, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Letter Agreement to the substantive law of another jurisdiction. Section 13.7 of the Development and License Agreement shall apply to any disputes arising hereunder. This Letter Agreement, together with the Development and Option Agreement and the Prior NDA, constitutes the complete and exclusive agreement of the parties with respect to the subject matter hereof and thereof.  This Letter Agreement may not be modified except by a written instrument signed by both parties.  No failure or delay of one of the parties to insist upon strict performance of any of its rights or powers under this Letter Agreement shall operate as a waiver thereof, nor shall any other single or partial exercise of such right or power preclude any other further exercise of any rights or remedies provided by law.  This Letter Agreement may be executed in multiple counterparts (including by facsimile), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

If this Letter Agreement is acceptable to you, please indicate your acceptance by countersigning this Letter Agreement below and returning a copy to Harpoon at the above address.

Yours sincerely,

HARPOON THERAPEUTICS, INC.

By: /s/ Rachael Lester
Name: Rachael Lester
Title: VP Corporate Development

ABBVIE BIOTECHNOLOGY LTD.

By: /s/ Stephen Muldoon
Name: Stephen Muldoon

Title:Director